Exhibit 99.1

Sun Pharma signs Definitive Agreement to Acquire Organon

Organon stockholders to receive US$ 14.00 per share in cash

The deal values Organon at EV of US$ 11.75 billion

Combined Business leverages complementary portfolios and global scale for sustained long-term value creation

Mumbai, India, April 27, 2026 and Jersey City, New Jersey, April 26, 2026 – Sun Pharmaceutical Industries Limited (Reuters: SUN.BO, Bloomberg: SUNP IN, NSE: SUNPHARMA, BSE: 524715) (together with its subsidiaries and/or associated companies, “Sun Pharma”) and Organon & Co. (NYSE: OGN) (“Organon”) today announced that they have entered into a definitive agreement under which Sun Pharma will acquire all outstanding shares of Organon for US$14.00 per share in an all-cash transaction with an enterprise valuation of US$ 11.75 billion.

Organon is a global healthcare company formed through a spinoff from Merck, known as MSD outside of the United States and Canada, in 2021. Organon has a legacy of deep trust and strong brand equity among HCPs, patients, regulators and other stakeholders. A global leader in women’s health, the company’s portfolio includes more than 70 products across Women’s Health and General Medicines, which includes biosimilars, commercialized across 140 countries, with the U.S., Europe, China, Canada, and Brazil among its largest markets. This global footprint is supported by six manufacturing facilities across the European Union and emerging markets, reinforcing its scale and reach. Together, Organon’s General Medicines and Women’s Health franchise reflect the company’s commitment to advancing access and affordability for communities around the world.

The proposed acquisition of Organon is aligned with Sun Pharma’s strategy of growing its Innovative Medicines business. The combined company becomes a stronger player in Established Brands /Branded Generics business. The deal also enables Sun Pharma’s entry into biosimilars as a Top-10 global player. Organon’s portfolio, global footprint and strong stakeholder relationships shall complement Sun Pharma’s existing strengths and enhance long-term value creation.

Upon successful consummation of the transaction, Sun Pharma is poised to be:

•	Among the top 25 global pharmaceutical companies with combined revenue of US$ 12.4 billion[1]

•	A leading player in Established Brands/Branded Generics

•	A more Innovative Medicines focused company with 27% revenue share

•	A top 3 company in global Women’s Health, creating a commercial platform for future growth

•	The 7th Largest global biosimilar player

•	A company with presence in 150 countries, with 18 large markets, each generating over US$ 100 million revenues

[1]	Basis FY24-25 for Sun Pharma and CY2025 for Organon

•	A stronger cash generating company with EBITDA and cash flow set to nearly double, supporting deleveraging from post transaction Net Debt/EBITDA of 2.3x.

The transaction has been approved by the Boards of Directors of both Sun Pharma and Organon and is subject to customary closing conditions, including receipt of required regulatory approvals and approval by Organon stockholders.

Dilip Shanghvi, Executive Chairman of Sun Pharma, said, “This transaction represents a significant opportunity for Sun Pharma to build on its vision of Reaching People and Touching Lives. Organon’s portfolio, capabilities and global reach are highly complementary to our own, and we believe that bringing the two organizations together can create a stronger and more diversified platform. We have deep respect for Organon’s mission and look forward to building on its legacy while driving sustainable long-term growth.”

Kirti Ganorkar, Managing Director of Sun Pharma, said, “This transaction is a logical next step in strengthening Sun Pharma’s global business. Together, we will become a partner of choice for acquiring and launching new products. Our immediate priorities will be business continuity, disciplined integration and responsible value creation. We see strong potential in leveraging Organon’s talent pool. In addition, there is a scope for synergies including significant revenue upside opportunities to be realized over the coming years.”

Carrie Cox, Executive Chair of Organon, commented, “Following a comprehensive review of strategic alternatives, our Board determined that this all-cash transaction offers compelling and immediate value to Organon stockholders. We believe Sun Pharma is well positioned to support Organon’s businesses, employees and patients globally, and to further advance our commitment to delivering impactful medicines and solutions.”

Transaction Summary

•	Sun Pharma will acquire 100% of Organon’s issued and outstanding shares for cash.

•	Sun Pharma plans to fund the acquisition through a combination of available cash resources and committed financing from banks.

•	The transaction will be effected by a merger of Organon with a subsidiary of Sun Pharma, with Organon surviving the merger.

•	The transaction is expected to close in early 2027, subject to customary conditions, including regulatory approvals and Organon stockholder approval.

For the year ended 31st December, 2025, Organon reported US$ 6.2 billion in revenue and Adjusted EBITDA of US$ 1.9 billion. Organon had debt of US$ 8.6 billion and cash balance of US$ 574 million. Organon recently closed on a divestiture of a product for which it received an upfront payment of $440 million, the net proceeds of which will further contribute to its March 31, 2026 cash balance.

Advisors & Financing Banks

J.P. Morgan Securities LLC and Jefferies LLC are serving as financial advisors to Sun Pharma.

White & Case LLP is serving as legal advisor and AZB & Partners is serving as legal advisor for India related matters to Sun Pharma.

Citigroup Global Markets Asia Ltd., JPMorgan Chase Bank, N.A. and MUFG Bank, Ltd. are serving as financing banks to Sun Pharma.

Morgan Stanley & Co. LLC is serving as lead financial advisor to Organon, and Goldman Sachs & Co. LLC is serving as financial advisor to Organon. Sullivan & Cromwell LLP is serving as legal advisor to Organon and Cyril Amarchand Mangaldas is serving as legal advisor for India related matters to Organon.

About Sun Pharmaceutical Industries Limited (CIN - L24230GJ1993PLC019050)

Sun Pharma is the world’s leading specialty generics company with a presence in Innovative Medicines, Generics and Consumer Healthcare products. It is the largest pharmaceutical company in India and is a leading generic company in the US as well as Global Emerging Markets. Sun’s high growth Global Innovative Medicines portfolio spans innovative products in dermatology, ophthalmology, and oncodermatology and accounts for about 20% of company sales. The company’s vertically integrated operations deliver high-quality medicines, trusted by physicians and consumers in over 100 countries. Its manufacturing facilities are spread across five continents. Sun Pharma is proud of its multi-cultural workforce drawn from over 50 nations. “For further information, please visit www.sunpharma.com and follow us on LinkedIn & X (Formerly Twitter).”

About Organon & Co.

Organon (NYSE: OGN) is a global healthcare company with a mission to deliver impactful medicines and solutions for a healthier every day. With a portfolio of over 70 products across Women’s Health and General Medicines, which includes biosimilars, Organon focuses on addressing health needs that uniquely, disproportionately or differently affect women, while expanding access to essential treatments in over 140 markets.

Headquartered in Jersey City, New Jersey, Organon is committed to advancing access, affordability, and innovation in healthcare. Learn more at www.organon.com and follow us on LinkedIn, Instagram, X, YouTube, TikTok and Facebook.

Cautionary Statement Regarding Forward-Looking Statements

All statements other than statements of historical facts included in this communication that address activities, events or developments that Organon expects, believes or anticipates will or may occur in the future are forward-looking statements, including, in particular, statements about the expected timing, completion and effects or benefits of the merger. Forward-looking statements may be identified by words such as “will,” “expect,” and “may.” These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond Organon’s control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to: (i) uncertainties as to the timing of the merger; (ii) the risk that the merger may not be completed on the anticipated terms in a timely manner or at all; (iii) the failure to satisfy any of the conditions to the consummation of the merger, including receiving, on a timely basis or otherwise, the minimum vote required by Organon’s stockholders to approve the merger; (iv) the possibility that competing offers or acquisition proposals for Organon will be made; (v) the possibility that any or all of the various conditions to the consummation of the merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, including in circumstances which would require Organon to pay a termination fee; (vii) the effect of the announcement or pendency of the merger on Organon’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, or its operating results and business generally; (viii) risks related to diverting management’s attention from Organon’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the merger may result in significant costs of defense, indemnification and liability; (x) certain restrictions during the pendency of the merger that may impact Organon’s ability to pursue certain business opportunities or strategic transactions; (xi) the risk that any announcements relating to the merger could have adverse effects on the market price of Organon’s common stock, including if the merger is not consummated; (xii) risks that the benefits of the merger are not realized when and as expected; (xiii) legislative, regulatory and economic developments; and (xiv) other factors discussed in the “Risk Factors” section of Organon’s most recent periodic reports filed with the SEC, including its most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, all of which may be obtained free of charge from the SEC’s website at www.sec.gov. Although Organon believes that the expectations reflected in its forward-looking statements are reasonable, it cannot assure that those expectations will prove to be correct. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by Organon on its website or otherwise. Organon does not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed acquisition pursuant to the Agreement and Plan of Merger, dated as of April 26, 2026, by and among Sun Pharma entities and Organon. In connection with the merger, Organon intends to file relevant materials with the SEC, including Organon’s proxy statement in preliminary and definitive form on Schedule 14A (the “Merger Proxy Statement”). Organon will mail the Merger Proxy Statement and a proxy card to its stockholders in connection with the Merger. INVESTORS AND STOCKHOLDERS OF ORGANON ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE MERGER PROXY STATEMENT (WHEN THEY ARE AVAILABLE), BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ORGANON, SUN PHARMA AND THE MERGER AND RELATED MATTERS. Investors and stockholders of Organon are or will be able to obtain these documents (when they are available) free of charge from the SEC’s website at www.sec.gov, or through the investor relations section of Organon’s website, https://www.organon.com.

Participants in the Solicitation

Organon and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be “participants” in the solicitation of proxies from stockholders of Organon in favor of the proposed acquisition. Information about Organon’s directors and executive officers is set forth in the 2026 Annual Meeting Proxy Statement, filed with the SEC on April 24, 2026, and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001821825/000119312526177411/ogn-20260423.htm>. To the extent holdings of Organon’s securities by its directors or executive officers have changed since the amounts set forth in the 2026 Annual Meeting Proxy Statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC, which are available at https://www.sec.gov/edgar/browse/?CIK=1821825. Additional information concerning the interests of Organon’s participants in the solicitation, which may, in some cases, be different than those of Organon’s stockholders generally, will be set forth in the Merger Proxy Statement when it becomes available. Sun Pharma is not soliciting Organon’s stockholders and is not a participant in Organon’s proxy solicitation.

Contacts:

Sun Pharma:

Investors

Dr. Abhishek Sharma

+91 22 4324 2929

abhi.sharma@sunpharma.com

Media (Global)

Gaurav Chugh

+91 22 4324 5373

gaurav.chugh@sunpharma.com

Media (USA)

Rob Perry

robert.perry@sunpharma.com

Organon:

Investor Relations

Jen Halchak

Jennifer.halchak@organon.com

Media

Kate Vossen

Katherine.vossen@organon.com